                                                                      EXHIBIT 12
                                                                     PAGE 1 OF 1

     ECHOSTAR DBS CORPORATION AND SUBSIDIARIES AND AFFILIATES
                     COMPUTATION OF RATIOS

                         (IN THOUSANDS)
                           (UNAUDITED)

CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES:



                                                                       YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------------------------
                                          1993           1994           1995           1996           1997           1998
                                       ---------      ---------      ---------      ---------      ---------      ---------
     Income (loss) before taxes ...... $  18,734      $     489      $ (18,552)     $(156,529)     $(323,278)     $(294,304)

     Interest expense ................       632         21,408         23,985         62,430        110,003        172,942
     Capitalized interest ............       370          5,695         25,763         31,818         43,169         21,619
     Interest component of rent
      expense (1) ....................        78             94             71             84             64             57
                                       ---------      ---------      ---------      ---------      ---------      ---------
      Total fixed charges ............     1,080         27,197         49,819         94,332        153,236        194,618

     Earnings before fixed charges ... $  19,444      $  21,991      $   5,504      $ (94,015)     $(213,211)     $(121,305)

     Ratio of earnings to fixed
       charges .......................     18.00           0.81           0.11          (1.00)         (1.39)         (0.62)
                                       ---------      ---------      ---------      ---------      ---------      ---------
                                       ---------      ---------      ---------      ---------      ---------      ---------
     Deficiency of available
      earnings to fixed charges ......         -      $  (5,206)     $ (44,315)     $(188,347)     $(366,447)     $(315,923)
                                       ---------      ---------      ---------      ---------      ---------      ---------
                                       ---------      ---------      ---------      ---------      ---------      ---------

                                                            PRO FORMA
                                                    ---------------------------
                                                     YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                       1997              1998
                                                    ---------         ---------
          Income (loss) before taxes .............. $(310,532)        $(234,749)

          Interest expense ........................    97,257           113,387
          Capitalized interest ....................    30,120            16,455
          Interest component of rent
           expense (2) ............................        48                57
                                                    ---------         ---------
           Total fixed charges ....................   127,426           129,899

          Earnings before fixed charges ........... $(213,227)        $(121,305)
                                                    ---------         ---------
                                                    ---------         ---------

          Ratio of earnings to fixed charges ......     (1.67)            (0.93)

          Deficiency of available earnings
           to fixed charges ....................... $(340,653)        $(251,204)
                                                    ---------         ---------
                                                    ---------         ---------

-------------------
(1) The interest component of rent expense has been estimated by taking the difference between the gross rent expense and net present value of rent expense using a weighted-average cost of capital of approximately 13%. This cost of capital is representative of the Company's outstanding secured borrowings.
(2) The interest component of rent expense has been estimated by taking the difference between the gross rent expense and net present value of rent expense using a pro forma, annualized cost of capital of approximately 9.6% for the years ended December 31, 1997 and 1998.


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